UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

Information Statement pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:
☒  Preliminary Information Statement
☐ Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))
☐ Definitive Information Statement

CONSPIRACY ENTERTAINMENT HOLDINGS, INC.
(Name of Registrant as Specified in its Charter)

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(2) Aggregate number of securities to which transaction applies:
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☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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(2) Form, Schedule or Registration Statement No.:
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NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

CONSPIRACY ENTERTAINMENT HOLDINGS, INC.
612 Santa Monica Blvd.
Santa Monica, CA 90401

Important Notice Regarding the Availability of Proxy Materials

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement including the required Financial and Other Information are available at
http://www.ir-site.com/comnspiracy/sec/asp.

Notice is hereby given that, pursuant to action taken by the written consent of the stockholder holding a majority of the shares of the common stock of Conspiracy Entertainment Holdings, Inc. (the “Company”), the Company intends to take certain action as more particularly described in its Information Statement filed with the Securities and Exchange Commission on October *, 2009, and available on the Internet at http:// www.ir-site.com/comnspiracy/sec/asp.

The action conforms with Regulation 14c-2(b) of the Securities Exchange Act of 1934, as amended, and will be effected on or after October*, 2009, which is 20 calendar days after the date that this Notice was first mailed to shareholders.

The following materials are available at the website shown above:

Annual Report on Form 10-K for the year ended December 31, 2008; and
Quarterly Report on Form 10-Q for the period ended June 30, 2009.

CONSPIRACY ENTERTAINMENT HOLDINGS, INC.
612 Santa Monica Blvd.
Santa Monica, CA 90401

NOTICE OF ACTION BY
WRITTEN CONSENT OF STOCKHOLDERS

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

To our Stockholders:

This Information Statement is furnished by the Board of Directors of Conspiracy Entertainment Holdings, Inc., a Utah corporation (the “Company”), to holders of record of the Company’s common stock, $.001 par value per share, at the close of business on *, 2009, pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The purpose of this Information Statement is to inform the Company’s stockholders of action taken by the written consent of the holders of a majority of the Company’s voting stock, dated as of October 13, 2009. This Information Statement shall be considered the notice required under the Utah Business Corporation Act.

The action taken by the Company’s stockholders will not become effective until at least 20 days after the date of this Information Statement.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.

Santa Monica, CA
Date: *, 2009

By Order of the Board of Directors:

/s/Sirus Ahmadi
Chairman

CONSPIRACY ENTERTAINMENT HOLDINGS, INC.
612 Santa Monica Blvd.
Santa Monica, CA 90401

INFORMATION STATEMENT

Introductory Statement

NOTICE OF ACTION TO BE TAKEN PURSUANT TO THE WRITTEN CONSENT OF MAJORITY STOCKHOLDERS IN LIEU OF A SPECIAL MEETING OF THE STOCKHOLDERS, DATED *, 2009

Conspiracy Entertainment Holdings, Inc. (the “Company”) is a Utah corporation with its principal executive offices located at 612 Santa Monica Blvd., Santa Monica, California 90401. The Company’s telephone number is (310) 260-6150. This Information Statement is being sent to the Company’s stockholders by the Board of Directors to notify them about action that the holders of a majority of the Company’s outstanding voting capital stock have taken by written consent, in lieu of a special meeting of the stockholders. The action was approved on October 13, 2009, and will not become effective until at least 20 days after the date of this Information Statement.

General Information

The following action will be taken pursuant to the written consent of a majority of the holders of the Company’s voting capital stock, dated October 13, 2009, in lieu of a special meeting of the stockholders:

1.
The filing of an amendment to the Company’s Articles of Incorporation to increase the Company’s authorized shares of common stock from 100,000,000 shares, par value $0.001 to 1,000,000,000 shares, par value $0.001;

2.	To elect two directors to serve subject to the provisions of the By-laws, until the next Annual Meeting of Shareholders and until their respective successors have been duly elected and qualified; and
3.	To ratify the selection of Chisholm, Bierwolf, Nilson & Morrill, LLC as the Company’s independent auditor for the year ended December 31, 2009.

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the action will not be adopted until a date at least 40 days after the date of this Information Statement. The Company anticipates that the actions contemplated herein will be effected on or about the close of business on *, 2009.

The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

OUTSTANDING SHARES AND VOTING RIGHTS

The Company's authorized capital consists of 100,000,000 shares of common stock, par value $.001 per share. As of October 22, 2009, there were 56,189,065 shares of common stock outstanding.

Holders of the Company’s common stock are entitled to one vote per share on all matters on which shareholders may vote at all shareholder meetings. The common stock does not have cumulative voting rights.

Because stockholders holding at least a majority of the voting rights of all outstanding shares of capital stock have voted in favor of the foregoing proposals by resolution dated October 13, 2009; and having sufficient voting power to approve such proposals through their ownership of capital stock, no other stockholder consents will be solicited in connection with this Information Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of October 22, 2009. The information in this table provides the ownership information for: each person known by us to be the beneficial owner of more than 5% of our common stock; each of our directors; each of our executive officers; and our executive officers and directors as a group.

Unless otherwise indicated, the persons named in the table below have sole voting and investment power with respect to the number of shares indicated as beneficially owned by them.

Name and Address of Beneficial Owner	Common Stock Beneficially Owned (3)		Percentage of Common Stock (3)
Sirus Ahmadi (1)	14,269,131		25.4%

Keith Tanaka (1)	2,155,190		3.8%

Whalehaven Capital Fund Ltd. (2)	5,814,142	(4)	10.3%

All Directors and Executive Officers as a Group (2 persons)	16,424,421		29.2%

(1)	The address of the listed beneficial owners is c/o Conspiracy Entertainment Holdings, Inc., 612 Santa Monica Blvd., Santa Monica, California 90401
(2)	The address of the listed beneficial owner Is 560 Sylvan Avenue, Englewood Cliffs, NJ 07632. Brian Mazzella has voting and dispositive control over such shares.
(3)
Applicable percentage ownership is based on 56,189,065 shares of common stock outstanding as of October 22, 2009, together with securities exercisable or convertible into shares of common stock within 60 days of October 22, 2009 for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable or exercisable within 60 days of October 22, 2009 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(4)
Of the 5,814,142 shares of the Company’s common stock beneficially owned by Whalehaven Capital Fund Ltd. 111,800 shares are issuable upon the conversion of a  Zero Coupon Secured Note and 113,889 shares of our common stock are issuable upon conversion of a 10% Secured Note.  The amount of shares of our common stock beneficially owned by Whalehaven does not include 12,000,000 shares of common stock issuable upon the exercise of warrants having an exercise price of $0.02 per share.

ACTION 1

TO AUTHORIZE THE FILING OF AN AMENDMENT TO THE COMPANY’S ARTICLES OF
INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK,
PAR VALUE $0.001 PER SHARE, OF THE COMPANY FROM 100,000,000 SHARES TO 1,000,000,000
SHARES

Our board of directors and the holders of a majority of our outstanding shares of common stock have approved an amendment to our articles of incorporation, which will increase the Company’s authorized shares of Common Stock to 1,000,000,000.  The amendment to our articles of incorporation, in the form of Appendix A hereto, will be filed with the Secretary of State of the State of Utah 20 days from the date of this Information Statement.  The Company currently has authorized (i) Common Stock of 100,000,000 shares and 56,189,065 shares of Common Stock are issued and outstanding as of October 22, 2009. The creation of additional shares of authorized Common Stock will not alter the current number of issued shares. The relative rights and limitations of the shares of Common Stock will remain unchanged under this amendment.

The terms of the additional shares of Common Stock will be identical to those of the currently outstanding shares of Common Stock. However, because holders of Common Stock do not have any preemptive or similar rights to subscribe for or purchase any additional shares of Common Stock that may be issued in the future, the issuance of additional shares of Common Stock may, depending on the circumstances, have a dilutive effect on the earnings per share, voting power and other interests of the existing shareholders in the total outstanding shares of Common Stock.

The increase in the number of authorized but unissued shares of Common Stock will enable the Company, without further shareholder approval, to issue shares to holders of the certain convertible debentures and warrants of the Company (as further described below) upon the conversion of their respective notes and/or exercise of their respective warrants.  In addition, it will enable the Company to issue shares without further shareholder approval from time to time, as may be required, for other proper business purposes, such as raising additional capital for ongoing operations, business and asset acquisitions, stock splits and dividends, present and future employee benefit programs and other corporate purposes.

The increase in the authorized number of shares of Common Stock could have a number of effects on the Company's shareholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, additional shares could be issued by the Company so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company. Similarly, the issuance of additional shares to certain persons allied with the Company's management could have the effect of making it more difficult to remove the Company's current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. Except as further discussed herein, the Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this proposal is not being presented with the intent that it be utilized as a type of anti-takeover device.

Except as described below, there are currently no plans, arrangements, commitments or understandings for the issuance of the additional shares of common stock which are proposed to be authorized:

August 31, 2004 Financing and October 6, 2004 Financing

On August 31, 2004, we sold an aggregate of $1,050,000 principal amount of 5% Secured Convertible Debentures, 21,000,000 Class 2004-A Common Stock Purchase Warrants, and 21,000,000 Class 2004-B Common Stock Purchase Warrants, to four institutional investors. On October 6, 2004, we issued an additional $50,000 principal amount of 5% Secured Convertible Debentures, 1,000,000 Class 2004-A Common Stock Purchase Warrants and 1,000,000 Class 2004-B Common Stock Purchase Warrants to one institutional investor.  We received gross proceeds totaling $1,100,000 from the sale of the Secured Convertible Debentures and the Class 2004-A and Class 2004-B Common Stock Purchase Warrants in the foregoing transactions. The purchasers of the Debentures and Warrants were as follows:

Investor	Principal Amount of Debentures	Class A 2004 Warrants	Class B 2004 Warrants
Alpha Capita; AG	$500,000	10,000,000	10,000,000

Stonestreet Limited Partnership	$350,000	7,000,000	7,000,000

Whalehaven Fund Limited	$100,000	2,000,000	2,000,000

Whalehaven Capital LP	$100,000	2,000,000	2,000,000

Whalehaven Capital Fund Limited	$50,000	1,000,000	1,000,000

Principal and accrued interest on each of the Debentures was due on August 30, 2006. Interest is payable on the earlier of a conversion of the Debentures (as described below) or on the maturity date. At our election accrued interest on the Debentures may be paid by us in shares of common stock at the conversion price then in effect; provided, however, that we may only make this election if the registration statement covering the resale of such shares is then effective. The conversion ratio is the lesser of $0.05 per share or 70% of the average of the five lowest closing bid prices for our common stock for the 30 trading days prior to a conversion date, subject to adjustment for subsequent lower price issuances by us, as well as customary adjustment provisions for stock splits, combinations, dividends and the like. Payment of all amounts due pursuant to the Debentures, as well as our other obligations to these selling stockholders, is secured by a lien on all of our assets.

Each Class 2004-A Warrant is currently exercisable at a price of $0.20 per share and is exercisable until expiration on August 31, 2009. Each Class 2004-B Warrant is currently exercisable at a price of $0.05 per share and, based on an amendment to Class 2004-B Warrant terms entered into in connection with the February 9, 2005 financing discussed below, is exercisable until expiration 18 months after the date on which the resale of the shares of common stock issuable upon exercise of the Class 2004-B Warrants are registered under the Securities Act of 1933 (subject to extension under certain circumstances). The exercise price of each of the Warrants is subject to adjustment for subsequent lower price issuances by us, as well as customary adjustment provisions for stock splits, combinations, dividends and the like.

Pursuant to the terms of a registration rights agreement, we agreed to include the shares of common stock issuable upon conversion of the Debentures and upon exercise of the Warrants in a registration statement under the Securities Act of 1933 to be filed no later than October 15, 2004 and to use our best efforts to cause such registration statement to be declared effective no later than November 29, 2004.  These deadlines have not been met.  Accordingly, we will be required to issue additional shares of common stock and/or pay cash liquidated damages to the investors under the terms of the registration rights agreement.

February 9, 2005 Financing

On February 9, 2005, we completed the sale of an aggregate of $650,000 principal amount of 5% Secured Convertible Debentures, 13,000,000 Class 2005-A Common Stock Purchase Warrants, and 13,000,000 Class 2005-B Common Stock Purchase Warrants, to three accredited institutional investors.  We received gross proceeds totaling $650,000 from the sale of the Secured Convertible Debentures and the Class 2005-A and Class 2005-B Common Stock Purchase Warrants in the foregoing transactions. The purchasers of the Debentures and Warrants were as follows:

Investor	Principal Amount of Debentures	Class A 2004 Warrants	Class B 2004 Warrants
Alpha Capita; AG	$250,000	5,000,000	5,000,000

Stonestreet Limited Partnership	$150,000	3,000,000	3,000,000

Whalehaven Capital Fund Limited	$250,000	5,000,000	5,000,000

Interest is payable on the earlier of a conversion of the Secured Convertible Debentures (as described below) or on the maturity date of February 9, 2007. At our election, accrued interest on the Secured Convertible Debentures may be paid by us in shares of common stock at the conversion price then in effect; provided, however, that we may only make this election if the registration statement covering the resale of such shares is then effective. The conversion price is the lower of $0.05 per share or 70% of the average of the five lowest closing bid prices for our common stock for the 30 trading days prior to a conversion date, subject to adjustment for subsequent lower price issuances, as well as customary adjustment provisions for stock splits, combinations, dividends and the like. Payment of all amounts due pursuant to the Secured Convertible Debentures, as well as our other obligations to the investors, is secured by a lien on all of our assets.

Each Class 2005-A Warrant is currently exercisable at a price of $0.20 per share and is exercisable until expiration on February 28, 2010. Each Class 2005-B Warrant is currently exercisable at a price of $0.05 per share until expiration 18 months after the date on which the resale of the shares of common stock issuable upon exercise of the Class 2005-B Warrants are registered under the Securities Act of 1933 (subject to extension under certain circumstances). The exercise price of each of the Warrants is subject to adjustment for subsequent lower price issuances, as well as customary adjustment provisions for stock splits, combinations, dividends and the like.

The Secured Convertible Debentures and the Warrants were issued in a private placement transaction pursuant to Section 4(2) and Regulation D under the Securities Act of 1933. Pursuant to the terms of a registration rights agreement, we agreed to include the shares of common stock issuable upon conversion of the Secured Convertible Debentures and upon exercise of the Warrants in a registration statement under the Securities Act of 1933 to be filed not later than 30 days after the effective date of the registration statement, as amended, originally filed by us on November 24, 2004 (the “Required Filing Date”) and to use our best efforts to cause such registration statement to be declared effective no later than 60 days after the Required Filing Date.  In the event we do not meet these deadlines, we may be required to issue additional shares of common stock to the investors under the terms of the registration rights agreement.

Palladium Capital Advisors, LLC acted as placement agent in connection with the sale of Debentures, Class 2005-A Common Stock Purchase Warrants and Class 2005-B Common Stock Purchase Warrants.  In consideration for its services, we (i) paid Palladium Capital Advisors, LLC a cash amount equal to 5.5% of the total purchase price of the Debentures and Warrants; (ii) issued Palladium Capital Advisors, LLC or its designees 300,000 shares of common stock with piggy-back registration rights; and (iii) agreed to pay Palladium Capital Advisors, LLC a cash fee equal to 10% of the cash exercise price of any Warrants that are exercised for cash.

In connection with the February 9, 2005 financing, we agreed to extend the expiration date of the 2004-B Common Stock Purchase Warrants to a date which is 18 months after the effective date of the registration statement covering the resale of those warrant shares.

August 5, 2005 Financing and Amendments to Secured Convertible Debentures

On August 5, 2005 and August 8, 2005, two accredited investors loaned us an aggregate of $223,600 in gross proceeds in exchange for two notes payable.  The notes bear no interest and were due on February 1, 2006.  Under the terms of the loans, we agreed to share 50% of the profit earned from the development, production and commercialization of the videogame originally released under the name ‘Kollon’ in Japan by Cyberfront Corporation on the Sony PSP platform.

In connection with the August 5, 2005 and August 8, 2005 loans, we entered into an agreement amending the terms of our August 31, 2004, October 6, 2004 and February 9, 2005 financings.  In connection with the loans, we re-affirmed all representations and warranties made in the contained in the August 31, 2004, October 6, 2004 and February 9, 2005 financings and all covenants and conditions from such financings were adopted and renewed.  In addition, the $223,600 principal amount notes payable were added to the Security Interest Agreements executed in connection with the August 31, 2004, October 6, 2004 and February 9, 2005 financings.  Further, the conversion price of the debentures issued in connection with the August 31, 2004, October 6, 2004 and February 9, 2005 financings was amended from $0.05 per share to be the lesser of $0.05 or 70% of the average of the five lowest closing bid prices for our common stock for the 30 trading days prior to a conversion date.

May 21, 2009 Financing

On May 21, 2009, we entered into a subscription agreement (the “Subscription Agreement”) with two accredited investors.  Pursuant to the Subscription Agreement, the Company issued and sold secured convertible notes in the aggregate principal amount of $150,000.

The notes mature one year from the date of issuance and will accrue interest at the rate of 15%.  Upon a default in the payment of any amounts due under the notes, the interest rate will be increased to 18%.  Upon the occurrence of an event of default (as such term is defined in the notes), all principal and interest then remaining unpaid shall be immediately due and payable.   Events of Default include but are not limited to (i) the Company’s failure to make payments when due, (ii) breaches by the Company of its representations, warranties and covenants, and (iii) delisting of the Company’s common stock from the OTC Bulletin Board.

Pursuant to the terms of the notes, the subscribers have the right, so long as the notes are not fully repaid, to convert the notes into shares of the Company’s common stock at a conversion price of $.01 per share, as may be adjusted.  The notes contain anti-dilution provisions, including but not limited to if the Company issues shares of its common stock at less than the then existing conversion price, the conversion price of the notes will automatically be reduced to such lower price. The notes contain limitations on conversion, including the limitation that the holder may not convert its note to the extent that upon conversion the holder, together with its affiliates, would own in excess of 4.99% of the Company’s outstanding shares of common stock (subject to an increase upon at least 61-days’ notice by the subscriber to the Company, of up to 9.99%).

The Notes are secured by a security interest in certain assets of the Company.  The purchasers of the notes were as follows:

Investor	Principal Amount of Debentures
Alpha Capita Anstalt	$75,000

Whalehaven Capital Fund Limited	$75,000
$150,000

ACTION 2
ELECTION OF DIRECTORS

Our board of directors and the holders of a majority of our outstanding shares of common stock have approved the election of  the following two persons as directors, both of whom are currently members of the Board of Directors, to hold office until the next annual meeting of shareholders and until their respective successors have been elected and qualified.

Name	Age	Position	Director Since
Sirus Ahmadi	39	Chief Executive Officer and Director	1997
Keith Tanaka	39	Chief Financial Officer, Principal Accounting Officer, Secretary and Director	2003

MANAGEMENT

Directors and Executive Officers

The following table sets forth the names and ages of our Board of Directors and our executive officers and the positions held by each as of October 22, 2009.  There are no family relationships among our Directors and Executive Officers.

Name	Age	Position
Sirus Ahmadi	39	Chief Executive Officer and Director
Keith Tanaka	39	Chief Financial Officer, Principal Accounting Officer, Secretary and Director

SIRUS AHMADI, Chief Executive Officer and Director. Mr. Ahmadi has been our Chief Executive Officer and a Director since August 2003. Prior to joining us, Mr. Ahmadi was the President and Chief Executive Officer of Conspiracy Entertainment Corporation since 1997. Mr. Ahmadi is currently a member of the Board of Directors of Giant Mobile Corporation, a wireless gaming company.

KEITH TANAKA, Chief Financial Officer, Principal Accounting Officer, Secretary and Director. Mr. Tanaka has been our Chief Financial Officer, Principal Accounting Officer, Secretary and a Director since August 2003. Prior to joining us, Mr. Tanaka was the Controller and Chief Financial Officer of Conspiracy Entertainment Corporation since 2000. Before joining Conspiracy Entertainment Corporation, he was an independent consultant for Conspiracy Entertainment Corporation since 1997.  As a consultant for Conspiracy Entertainment Corporation, Mr. Tanaka's roles consisted of providing advice and direction and operations support in the areas of accounting, computer hardware and operations. Mr. Tanaka is currently a member of the Board of Directors of Giant Mobile Corporation, a wireless gaming company.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

During the fiscal year ended December 31, 2008, the Board of Directors held 1 meeting and acted by written consent in lieu of a meeting on 1 occasion. All of the directors attended all of the meetings of the Board of Directors.

The Board of Directors does not have a standing audit, compensation, or nominating committee/

The Company considers the independence of directors in accordance with Rule 4200(a)(15) of Nasdaq’s listing standards.  Under such standard, neither Sirus Ahmadi or Keith Tanaka are  independent due to their position as executive officers of the Company.

Audit Committee

The Company does not maintain a standing Audit Committee. An audit committee typically reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including the recommendations and performance of independent auditors, the scope of the annual audits, fees to be paid to the independent auditors, and internal accounting and financial control policies and procedures. All members of the Board of Directors act in the capacity of and perform the duties of an audit committee. Certain stock exchanges currently require companies to adopt a formal written charter that establishes an audit committee that specifies the scope of an audit committee’s responsibilities and the means by which it carries out those responsibilities. In order to be listed on any of these exchanges, the Company will be required to establish an audit committee.

The Company does not have an audit committee financial expert.  The Company and its Board of Directors have experienced difficulties in identifying a suitable candidate to serve as its audit committee financial expert because of the size of the Company, the perceived additional liability to the public by prospective candidates and the excessive additional costs associated with the selection of a candidate, including director fees for the audit committee financial expert and director liability insurance.

Nominating Committee

The Company does not maintain a standing Nominating Committee and does not have a Nominating Committee charter. Due to the Company’s capital restraints and the size of its current Board of Directors, creating, constituting and administering such a committee would be excessively burdensome and costly.  As such, members of the Board of Directors generally participate in the director nomination process.

The Board of Directors will consider qualified nominees recommended by shareholders. Shareholders desiring to make such recommendations should submit such recommendations to Conspiracy Entertainment Holdings, Inc. 612 Santa Monica Blvd., Santa Monica, CA 90401, Attn: Sirus Ahmadi.  The Board of Directors will evaluate candidates properly proposed by shareholders in the same manner as all other candidates.

With respect to the nominations process, the Board of Directors does not operate under a written charter, but under resolutions adopted by the Board of Directors. The Board of Directors is responsible for reviewing and interviewing qualified candidates to serve on the Board of Directors, for making recommendations for nominations to fill vacancies on the Board of Directors, and for selecting the nominees for selection by the Company’s shareholders at each annual meeting. The Board of Directors has not established specific minimum age, education, experience or skill requirements for potential directors. The Board of Directors takes into account all factors they consider appropriate in fulfilling their responsibilities to identify and recommend individuals as director nominees. Those factors may include, without limitation, the following:

•
an individual’s business or professional experience, accomplishments, education, judgment, understanding of the business and the industry in which the Company operates, specific skills and talents, independence, time commitments, reputation, general business acumen and personal and professional integrity or character;

•	the size and composition of the Board of Directors and the interaction of its members, in each case with respect to the needs of the Company and its shareholders; and
•
regarding any individual who has served as a director of the Company, his or her past preparation for, attendance at, and participation in meetings and other activities of the Board of Directors or its committees and his or her overall contributions to the Board of Directors and the Company.

The Board of Directors may use multiple sources for identifying and evaluating nominees for directors, including referrals from the Company’s current directors and management as well as input from third parties, including executive search firms retained by the Board of Directors. The Board of Directors will obtain background information about candidates, which may include information from directors’ and officers’ questionnaires and background and reference checks, and will then interview qualified candidates. The Board of Directors will then determine, based on the background information and the information obtained in the interviews, whether to recommend that a candidate be nominated to the Board of Directors.

Compensation Committee

The Company does not maintain a standing Compensation Committee.

EXECUTIVE COMPENSATION

The following table sets forth information concerning the annual and long-term compensation of our Chief Executive Officer and the other named executive officers, for services as executive officers for the last three fiscal years.

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Sirus Ahmadi - CEO	2008	$324,000	0	0	0	0	0	0	$324,000
	2007	$279,500	0	0	0	0	0	0	$279,500
Keith Tanaka – CFO	2008	$134,400	0	0	0	0	0	0	$134,400
	2007	$143,200	0	0	0	0	0	0	$143,200

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

During the year ended December 31, 2008, there were no grants of options to purchase shares of common stock of the Company.

Director Compensation

The directors of the Company did not receive any compensation during the fiscal year ended December 31, 2008.

Executive Employment Agreements

On January 1, 2002, we entered into three-year employment agreements with Sirus Ahmadi, our Chief Executive Officer, and Keith Tanaka, our Chief Financial Officer, providing for annual salaries of $324,000, plus benefits, and $134,400, plus benefits, respectively. In addition, per the agreements, each employee is entitled to a corporate vehicle monthly allowance of $800 and $500, respectively. Mr. Tanaka is also entitled to 10% of our total issued and outstanding common shares as of the date of the agreement. Although the employment agreements  expired as of December 31, 2004, we continue to compensate both Sirus Ahmadi and Keith Tanaka under the terms of their prior agreement with the Company.

 COMMUNICATING WITH OUR DIRECTORS

Any shareholder wishing to send written communications to the Company’s Board of Directors may do so by sending them in care of the Corporate Secretary, at the Company’s principal executive offices.  All such communications will be forwarded to the intended recipients.

ACTION 3
RATIFICATION OF SELECTION OF AUDITORS

Our board of directors and the holders of a majority of our outstanding shares of common stock have approved the selection of Chisholm, Bierwolf, Nilson & Morrill, LLC as the Company’s auditors for the fiscal year ending December 31, 2009.

Audit Fees

The aggregate fees billed for professional services rendered by our principal accountants for the audit of our financial statements, for the reviews of the financial statements included in our annual report on Form 10-K or 10-KSB, and for other services normally provided in connection with statutory filings were $52,090 and $31,500 ended December 31, 2008 and December 31, 2007, respectively.

Tax Fees

The aggregate fees billed for professional services rendered by our principal accountants for tax compliance, tax advice, and tax planning were $3,200 and $1,500 for the years ended December 31, 2008 and December 31, 2007, respectively. The services for which such fees were paid consisted of tax return preparation.

All Other Fees

We did not incur any fees for other professional services rendered by our principal accountants during the years ended December 31, 2008 and December 31, 2007.

Audit Committee Pre-Approval Policies and Procedures

Our Board of Directors acts as our audit committee, and consults with respect to audit policy, choice of auditors, and approval of out of the ordinary financial transactions.

ADDITIONAL INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q with the Securities and Exchange Commission. Reports and other information filed by us can be inspected and copied at the public reference facilities maintained at the SEC at 100 F Street, N.E., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System.

FINANCIAL STATEMENTS

The Company filed its Annual Report for this fiscal year ended December 31, 2008 on Form 10-K with the Securities and Exchange Commission on April 15, 2009. The Company filed its Quarterly Report on Form 10-Q for the period ended June 30, 2009 with the Securities and Exchange Commission on August 19, 2009.  Copies of the Annual Report and amendment and the Quarterly Report are available on the internet at http://www.ir-site.com/comnspiracy/sec/asp.

Copies of our Annual Report and Quarterly Report (including Exhibits) are also available free of charge in print to investors who request them in writing from the Company’s Secretary (at the address on the cover page). Filings which the Company makes with the Securities and Exchange Commission also contain additional information and may be obtained on the SEC’s website at http://www.sec.gov.

By Order of the Board of Directors,

Santa Monica, California
*, 2009
/s/ Sirus Ahmadi
Chief Executive Officer and Director

Appendix A
[AMENDMENT TO ARTICLES OF INCORPORATION]

State of Utah DEPARTMENT OF COMMERCE Division of Corporations & Commercial Code Articles of Amendment to Articles of Incorporation (Profit)

File Number:

Non-Refundable Processing Fee: $37.00

Pursuant to UCA § 16-10a part 10, the individual named below causes this Amendment to the Articles of Incorporation to be delivered to the Utah Division of Corporations for filing, and states as follows:

1. The name of the corporation is:	Conspiracy Entertainment Holdings, Inc.

2. The date the following amendment(s) was adopted:	October 13, 2009

3. If changing the corporation name, the new name of the corporation is:

4. The text of each amendment adopted (include attachment if additional space needed):

Article IV is hereby amended and restated as follows:

ARTICLE IV

The aggregate number of shares which the corporation shall have the authority to issue is 1,000,000,000 shares with a par value of $0.001 per share. There shall be no pre-emptive rights or cumulative voting.

5. If providing for an exchange, reclassification or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:

6. Indicate the manner in which the amendment(s) was adopted (mark only one):

☐	No shares have been issued or directors elected - Adopted by Incorporator(s)
☐	No shares have been issued but directors have been elected - Adopted by the board of directors
☐	Shares have been issued but shareholder action was not required - Adopted by the board of directors
☑	The number of votes cast for the amendments(s) by each voting group entitled to vote separately on the amendment(s) was sufficient for approval by that voting group - Adopted by the shareholders

7. Delayed effective date (if not to be effective upon filing) (not to exceed 90 days)

Under penalties of perjury, I declare that this Amendment of Articles of Incorporation has been examined by me and is, to the best of my knowledge and belief, true, correct and complete.

By:	Title:	Chief Executive Officer
Dated this                             day of                                                                           , 20 9
Under GRAMA {63-2-201}, all registration information maintained by the Division is classified as public record. For confidentiality purposes, you may use the business entity physical address rather than the residential or private address of any individual affiliated with the entity.

Mailing/Faxing Information:	www.corporations. utah.gov/contactus.html	Division's Website:	www.corporations.utah.gov